Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2019 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.15 PER SHARE

ARLINGTON, Texas (Business Wire) - April 25, 2019
Fiscal 2019 Second Quarter Highlights - comparisons to the prior year quarter

•	Net income attributable to D.R. Horton was $351.3 million or $0.93 per diluted share

•	Consolidated pre-tax income increased 4% to $462.8 million

•	Consolidated pre-tax profit margin was 11.2%

•	Homes closed increased 10% to 13,480 homes and 8% in value to $4.0 billion

•	Net sales orders increased 6% to 16,805 homes and 4% in value to $4.9 billion

•	Repurchased 2.0 million shares of common stock for $75.6 million
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income attributable to D.R. Horton for its second fiscal quarter ended March 31, 2019 was $351.3 million, or $0.93 per diluted share, compared to $351.0 million, or $0.91 per diluted share, in the same quarter of fiscal 2018. Homebuilding revenue for the second quarter of fiscal 2019 increased 8% to $4.0 billion from $3.7 billion in the same quarter of fiscal 2018. Homes closed in the quarter increased 10% to 13,480 homes compared to 12,281 homes closed in the same quarter of fiscal 2018.
For the six months ended March 31, 2019, net income attributable to D.R. Horton increased 18% to $638.4 million, or $1.68 per diluted share, compared to $540.3 million, or $1.41 per diluted share, in the same period of fiscal 2018. Homebuilding revenue for the first six months of fiscal 2019 increased 7% to $7.4 billion from $6.9 billion in the same period of fiscal 2018. Homes closed in the first six months of fiscal 2019 increased 8% to 24,980 homes compared to 23,069 homes closed in the same period of fiscal 2018.
Net sales orders for the second quarter ended March 31, 2019 increased 6% to 16,805 homes and 4% in value to $4.9 billion compared to 15,828 homes and $4.7 billion in the same quarter of the prior year. Excluding the effects of recent acquisitions, the Company’s second quarter net sales orders increased 3% from the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2019 was 19%, consistent with the prior year quarter. Net sales orders for the first six months of fiscal 2019 increased 5% to 27,847 homes and 3% in value to $8.2 billion compared to 26,581 homes and $8.0 billion in the same period of fiscal 2018.
The Company had 32,100 homes in inventory excluding model homes at March 31, 2019, and its homebuilding land and lot portfolio was 316,400 lots, of which 38% were owned and 62% were controlled through land purchase contracts.

The Company ended the second quarter with $557.3 million of homebuilding unrestricted cash and a homebuilding debt to total capital ratio of 22.9%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered solid results in our second quarter. Our consolidated revenues increased 9% to $4.1 billion, and our pre-tax profit margin was 11.2%. The spring selling season is going well, as our net sales orders increased 52% sequentially from the December quarter and 6% from the March quarter last year. These results reflect the strength of our experienced operational teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands.

“Our continued strategic focus is to consolidate market share while growing our revenues and profits, generating strong annual cash flows and returns and maintaining a flexible financial position. With 32,100 homes in inventory at the end of March and 316,400 lots owned and controlled, we are well-positioned for the remainder of fiscal 2019 and future years.”

Dividends
During the second quarter of fiscal 2019, the Company paid cash dividends of $55.9 million. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.15 per common share that is payable on May 28, 2019 to stockholders of record on May 13, 2019.

Share Repurchases
The Company repurchased 2.0 million shares of common stock for $75.6 million during the second quarter of fiscal 2019, for a total of 6.1 million shares of common stock for $216.2 million during the six months ended March 31, 2019. The Company’s remaining stock repurchase authorization at March 31, 2019 was $159.3 million.

Forestar
Forestar Group Inc. (NYSE:FOR)(“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 41 markets and 17 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the 25% interest not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2019, Forestar sold 548 lots and generated $65.4 million of revenue compared to 304 lots and $22.6 million of revenue in the prior year period. For the six months ended March 31, 2019, Forestar sold 1,066 lots and generated $103.8 million of revenue compared to 559 lots and $53.5 million of revenue from the acquisition date through March 31, 2018. These results are included in the Company’s segment information following the consolidated financials.

Subsequent to quarter-end, Forestar issued $350 million principal amount of 8.0% senior notes. The notes are due April 15, 2024, with interest payable semi-annually. On its conference call today, D.R. Horton will provide an update on Forestar’s operations, capital structure and future growth plans.

DHI Communities
DHI Communities, a wholly-owned D.R. Horton subsidiary, is a multi-family rental company that has four projects under active construction and two projects that are substantially complete at March 31, 2019. During the second quarter of fiscal 2019, DHI Communities sold its first multi-family rental project for $73.4 million and recorded a gain on the sale of $29.3 million which is included in the consolidated statements of operations for the three and six months ended March 31, 2019. At March 31, 2019 and September 30, 2018, the consolidated balance sheets included $170.2 million and $173.2 million, respectively, of assets related to DHI Communities.

Guidance
Based on current market conditions and the Company’s results for the first half of fiscal 2019, D.R. Horton is providing fiscal 2019 guidance as follows:

•	Consolidated revenues between $16.7 billion and $17.0 billion

•	Homes closed in the range of 55,000 homes to 56,000 homes

•	Effective tax rate of approximately 24.5%

•	Homebuilding cash flow from operations of at least $1.0 billion

•	Outstanding share count at September 30, 2019 down slightly from September 30, 2018

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 25) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 84 markets in 29 states across the United States and closed 53,768 homes in the twelve-month period ended March 31, 2019. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our continued strategic focus is to consolidate market share while growing our revenues and profits, generating strong annual cash flows and returns and maintaining a flexible financial position and that with 32,100 homes in inventory at the end of March and 316,400 lots owned and controlled, we are well-positioned for the remainder of fiscal 2019 and future years. The forward-looking statements also include all metrics in the Guidance section of this release.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission (SEC).

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2019	September 30, 2018
	(In millions)
ASSETS
Cash and cash equivalents	$698.8	$1,473.1
Restricted cash	32.4	32.9
Total cash, cash equivalents and restricted cash	731.2	1,506.0
Inventories:
Construction in progress and finished homes	6,087.6	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	5,832.7	5,308.7
Total inventory	11,920.3	10,395.0
Mortgage loans held for sale	796.5	796.4
Deferred income taxes, net of valuation allowance of $17.0 million and $17.7 million at March 31, 2019 and September 30, 2018, respectively	171.9	194.0
Property and equipment, net	437.9	401.1
Other assets	785.7	712.9
Goodwill	163.5	109.2
Total assets	$15,007.0	$14,114.6
LIABILITIES
Accounts payable	$658.5	$624.7
Accrued expenses and other liabilities	1,192.1	1,127.5
Notes payable	3,622.4	3,203.5
Total liabilities	5,473.0	4,955.7

EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 391,091,572 shares issued and 373,132,964 shares outstanding at March 31, 2019 and 388,120,243 shares issued and 376,261,635 shares outstanding at September 30, 2018	3.9	3.9
Additional paid-in capital	3,123.4	3,085.0
Retained earnings	6,771.6	6,217.9
Treasury stock, 17,958,608 shares and 11,858,608 shares at March 31, 2019 and September 30, 2018, respectively, at cost	(538.6)	(322.4)
Stockholders’ equity	9,360.3	8,984.4
Noncontrolling interests	173.7	174.5
Total equity	9,534.0	9,158.9
Total liabilities and equity	$15,007.0	$14,114.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
	(In millions, except per share data)
Revenues	$4,128.7	$3,794.7	$7,647.7	$7,127.6
Cost of sales	3,256.7	2,961.6	6,007.8	5,541.8
Selling, general and administrative expense	444.2	400.9	847.0	785.1
Gain on sale of assets	(29.3)	(1.1)	(31.3)	(14.5)
Other (income) expense	(5.7)	(11.5)	(14.3)	(20.9)
Income before income taxes	462.8	444.8	838.5	836.1
Income tax expense	108.4	94.0	197.4	296.4
Net income	354.4	350.8	641.1	539.7
Net income (loss) attributable to noncontrolling interests	3.1	(0.2)	2.7	(0.6)
Net income attributable to D.R. Horton, Inc.	$351.3	$351.0	$638.4	$540.3
Basic:
Net income per common share attributable to D.R. Horton, Inc.	$0.94	$0.93	$1.71	$1.44
Weighted average number of common shares	373.3	376.8	374.2	376.3
Diluted:
Net income per common share attributable to D.R. Horton, Inc.	$0.93	$0.91	$1.68	$1.41
Adjusted weighted average number of common shares	377.7	383.9	378.9	383.8
Other Consolidated Financial Data:
Interest charged to cost of sales	$29.9	$32.0	$55.5	$60.6
Depreciation and amortization	$17.2	$16.9	$34.1	$33.1
Interest incurred	$35.0	$31.8	$66.7	$62.8

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2019	2018
	(In millions)
OPERATING ACTIVITIES
Net income	$641.1	$539.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	34.1	33.1
Amortization of discounts and fees	5.1	2.4
Stock-based compensation expense	35.9	31.0
Equity in earnings of unconsolidated entities	(0.5)	(2.7)
Distributions of earnings of unconsolidated entities	0.5	0.2
Deferred income taxes	12.6	145.0
Inventory and land option charges	21.8	33.8
Gain on sale of assets	(31.3)	(14.5)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(755.2)	(514.5)
Increase in residential land and lots – developed, under development, held for development and held for sale	(445.6)	(271.5)
(Increase) decrease in other assets	(39.9)	4.4
Increase in mortgage loans held for sale	—	(70.7)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	59.7	(14.5)
Net cash used in operating activities	(461.7)	(98.8)
INVESTING ACTIVITIES
Expenditures for property and equipment	(69.8)	(39.5)
Proceeds from sale of assets	83.8	253.4
Expenditures related to multi-family rental properties	(28.3)	(39.5)
Return of investment in unconsolidated entities	4.4	15.1
Net principal increase of other mortgage loans and real estate owned	(1.6)	—
Payments related to business acquisitions, net of cash acquired	(309.6)	(158.1)
Net cash (used in) provided by investing activities	(321.1)	31.4
FINANCING ACTIVITIES
Proceeds from notes payable	1,815.0	1,913.6
Repayment of notes payable	(1,531.0)	(1,752.5)
Advances on mortgage repurchase facility, net	53.0	69.8
Proceeds from stock associated with certain employee benefit plans	22.3	32.7
Cash paid for shares withheld for taxes	(19.5)	(10.3)
Cash dividends paid	(111.9)	(94.1)
Repurchases of common stock	(216.2)	(47.9)
Distributions to noncontrolling interests, net	(3.7)	(2.0)
Net cash provided by financing activities	8.0	109.3
Net (decrease) increase in cash, cash equivalents and restricted cash	(774.8)	41.9
Cash, cash equivalents and restricted cash at beginning of period	1,506.0	1,024.3
Cash, cash equivalents and restricted cash at end of period	$731.2	$1,066.2

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$557.3	$66.4	$61.1	$14.0	$—	$—	$698.8
Restricted cash	9.4	15.7	7.3	—	—	—	32.4
Inventories:
Construction in progress and finished homes	6,086.1	—	—	—	1.5	—	6,087.6
Residential land and lots — developed, under development, held for development and held for sale	4,990.7	851.5	—	—	(22.1)	12.6	5,832.7
	11,076.8	851.5	—	—	(20.6)	12.6	11,920.3
Mortgage loans held for sale	—	—	796.5	—	—	—	796.5
Deferred income taxes, net	155.0	22.9	—	—	1.5	(7.5)	171.9
Property and equipment, net	220.2	2.4	3.4	211.9	—	—	437.9
Other assets	732.8	26.0	52.1	37.4	(75.2)	12.6	785.7
Goodwill	134.3	—	—	—	—	29.2	163.5
	$12,885.8	$984.9	$920.4	$263.3	$(94.3)	$46.9	$15,007.0
Liabilities
Accounts payable	$631.7	$16.1	$9.4	$3.0	$(1.7)	$—	$658.5
Accrued expenses and other liabilities	1,102.2	131.9	43.8	10.9	(83.3)	(13.4)	1,192.1
Notes payable	2,777.2	149.2	690.7	—	—	5.3	3,622.4
	$4,511.1	$297.2	$743.9	$13.9	$(85.0)	$(8.1)	$5,473.0

	September 30, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,111.8	$318.8	$33.7	$8.8	$—	$—	$1,473.1
Restricted cash	8.6	16.2	8.1	—	—	—	32.9
Inventories:
Construction in progress and finished homes	5,084.4	—	—	—	1.9	—	5,086.3
Residential land and lots — developed, under development, held for development and held for sale	4,790.7	498.0	—	—	(7.2)	27.2	5,308.7
	9,875.1	498.0	—	—	(5.3)	27.2	10,395.0
Mortgage loans held for sale	—	—	796.4	—	—	—	796.4
Deferred income taxes, net	176.5	26.9	—	—	1.1	(10.5)	194.0
Property and equipment, net	207.1	1.8	3.0	189.2	—	—	401.1
Other assets	673.7	31.4	43.6	0.9	(48.6)	11.9	712.9
Goodwill	80.0	—	—	—	—	29.2	109.2
	$12,132.8	$893.1	$884.8	$198.9	$(52.8)	$57.8	$14,114.6
Liabilities
Accounts payable	$612.4	$11.2	$0.2	$4.2	$(3.3)	$—	$624.7
Accrued expenses and other liabilities	1,041.3	95.7	41.9	9.9	(46.1)	(15.2)	1,127.5
Notes payable	2,445.9	111.7	637.7	—	—	8.2	3,203.5
	$4,099.6	$218.6	$679.8	$14.1	$(49.4)	$(7.0)	$4,955.7
________________________________________________________

(1)	Amounts are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$3,980.5	$—	$—	$—	$—	$—	$3,980.5
Land/lot sales and other	14.9	65.4	—	6.0	(39.7)	—	46.6
Financial services	—	—	101.6	—	—	—	101.6
	3,995.4	65.4	101.6	6.0	(39.7)	—	4,128.7
Cost of sales:
Home sales (5)	3,214.2	—	—	—	(0.7)	—	3,213.5
Land/lot sales and other	9.3	43.7	—	—	(31.8)	8.2	29.4
Inventory and land option charges	13.8	—	—	—	—	—	13.8
	3,237.3	43.7	—	—	(32.5)	8.2	3,256.7
Selling, general and administrative expense	359.3	6.2	71.3	7.3	—	0.1	444.2
Gain on sale of assets	—	—	—	(29.3)	—	—	(29.3)
Other (income) expense	(1.6)	(0.9)	(3.7)	0.5	—	—	(5.7)
Income before income taxes	$400.4	$16.4	$34.0	$27.5	$(7.2)	$(8.3)	$462.8

	Six Months Ended March 31, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$7,391.2	$—	$—	$—	$—	$—	$7,391.2
Land/lot sales and other	21.7	103.8	—	12.8	(68.7)	—	69.6
Financial services	—	—	186.9	—	—	—	186.9
	7,412.9	103.8	186.9	12.8	(68.7)	—	7,647.7
Cost of sales:
Home sales (5)	5,943.4	—	—	—	(1.7)	—	5,941.7
Land/lot sales and other	14.5	74.3	—	—	(56.3)	11.8	44.3
Inventory and land option charges	21.8	—	—	—	—	—	21.8
	5,979.7	74.3	—	—	(58.0)	11.8	6,007.8
Selling, general and administrative expense	683.9	11.9	137.0	13.9	—	0.3	847.0
Gain on sale of assets	(2.0)	(0.9)	—	(29.3)	—	0.9	(31.3)
Other (income) expense	(3.5)	(2.8)	(7.7)	(0.3)	—	—	(14.3)
Income before income taxes	$754.8	$21.3	$57.6	$28.5	$(10.7)	$(13.0)	$838.5
Summary Cash Flow Information:
Cash (used in) provided by operating activities	$(215.9)	$(283.4)	$48.8	$(4.1)	$(2.7)	$(4.4)	$(461.7)
_________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

(5)
Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$3,672.1	$—	$—	$—	$—	$—	$3,672.1
Land/lot sales and other	13.6	22.6	—	—	(8.5)	—	27.7
Financial services	—	—	94.9	—	—	—	94.9
	3,685.7	22.6	94.9	—	(8.5)	—	3,794.7
Cost of sales:
Home sales	2,907.5	—	—	—	—	—	2,907.5
Land/lot sales and other	12.0	16.2	—	—	(6.7)	2.5	24.0
Inventory and land option charges	30.1	—	—	—	—	—	30.1
	2,949.6	16.2	—	—	(6.7)	2.5	2,961.6
Selling, general and administrative expense	322.7	5.6	66.7	5.8	—	0.1	400.9
Gain on sale of assets	—	(2.7)	—	—	—	1.6	(1.1)
Interest expense	—	2.1	—	—	(2.1)	—	—
Other (income) expense	(2.6)	(3.2)	(3.2)	(3.6)	—	1.1	(11.5)
Income (loss) before income taxes	$416.0	$4.6	$31.4	$(2.2)	$0.3	$(5.3)	$444.8

	Six Months Ended March 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$6,856.6	$—	$—	$—	$—	$—	$6,856.6
Land/lot sales and other	50.0	53.5	—	—	(8.5)	—	95.0
Financial services	—	—	176.0	—	—	—	176.0
	6,906.6	53.5	176.0	—	(8.5)	—	7,127.6
Cost of sales:
Home sales	5,429.0	—	—	—	—	—	5,429.0
Land/lot sales and other	43.3	35.5	—	—	(6.7)	6.9	79.0
Inventory and land option charges	33.8	—	—	—	—	—	33.8
	5,506.1	35.5	—	—	(6.7)	6.9	5,541.8
Selling, general and administrative expense	627.5	19.1	128.4	9.8	—	0.3	785.1
Gain on sale of assets	(13.4)	(2.7)	—	—	—	1.6	(14.5)
Interest expense	—	4.2	—	—	(4.2)	—	—
Other (income) expense	(3.4)	(11.3)	(6.1)	(6.5)	—	6.4	(20.9)
Income (loss) before income taxes	$789.8	$8.7	$53.7	$(3.3)	$2.4	$(15.2)	$836.1
Summary Cash Flow Information:
Cash provided by (used in) operating activities	$90.7	$(150.2)	$(30.7)	$(0.5)	$—	$(8.1)	$(98.8)
_________________

(1)	Results are presented on Forestar’s historical cost basis and from the date of acquisition in the six month period.

(2)	Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions and the reclassification of Forestar interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
ORDERS, CLOSINGS AND BACKLOG
($s in millions)

NET SALES ORDERS
	Three Months Ended March 31,				Six Months Ended March 31,
	2019		2018		2019		2018
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,426	$693.1	1,991	$566.8	3,996	$1,138.0	3,421	$965.3
Midwest	1,036	361.3	790	306.5	1,568	558.2	1,167	451.5
Southeast	5,605	1,488.4	5,054	1,352.6	9,221	2,451.7	8,686	2,329.0
South Central	4,779	1,203.2	4,788	1,200.5	8,174	2,059.0	7,814	1,961.2
Southwest	797	206.2	889	211.7	1,327	341.1	1,590	376.8
West	2,162	989.8	2,316	1,103.4	3,561	1,619.2	3,903	1,880.3
	16,805	$4,942.0	15,828	$4,741.5	27,847	$8,167.2	26,581	$7,964.1

HOMES CLOSED
	Three Months Ended March 31,				Six Months Ended March 31,
	2019		2018		2019		2018
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,791	$518.0	1,531	$435.4	3,349	$963.9	2,919	$828.4
Midwest	701	246.4	514	203.6	1,372	491.2	922	365.0
Southeast	4,527	1,196.1	3,935	1,041.0	8,310	2,209.5	7,679	2,029.7
South Central	3,942	986.9	3,636	913.3	7,420	1,859.3	6,814	1,721.6
Southwest	681	173.2	713	168.8	1,242	316.8	1,405	324.6
West	1,838	859.9	1,952	910.0	3,287	1,550.5	3,330	1,587.3
	13,480	$3,980.5	12,281	$3,672.1	24,980	$7,391.2	23,069	$6,856.6

SALES ORDER BACKLOG
	As of March 31,
	2019		2018
	Homes	Value	Homes	Value
East	2,550	$744.1	2,046	$589.7
Midwest	1,228	417.7	664	258.9
Southeast	5,132	1,414.5	5,064	1,404.2
South Central	5,246	1,351.5	4,956	1,257.8
Southwest	1,013	275.9	1,028	244.8
West	1,721	794.0	2,083	1,078.1
	16,890	$4,997.7	15,841	$4,833.5